Exhibit 10.2

SECOND AMENDED AND RESTATED
GUARANTEE AND COLLATERAL AGREEMENT
made by
TRIUMPH GROUP, INC.
and certain of its Subsidiaries
in favor of
PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent
and as Collateral Agent for the other Secured Parties identified herein

Dated as of November 19, 2013

TABLE OF CONTENTS

1.	DEFINED TERMS.......................................................................................................................................		2
	1.1	Definitions......................................................................................................................................	2
	1.2	Other Definitional Provisions.........................................................................................................	7

2.	GUARANTEE..............................................................................................................................................		7
	2.1	Guarantee........................................................................................................................................	7
	2.2	Right of Contribution......................................................................................................................	8
	2.3	No Subrogation...............................................................................................................................	8
	2.4	Amendments, etc. with respect to the Borrower Obligation..........................................................	8
	2.5	Guarantee Abstract and Unconditional...........................................................................................	9
	2.6	Reinstatement.................................................................................................................................	10
	2.7	Payments.........................................................................................................................................	10

3.	GRANT OF SECURITY INTEREST..........................................................................................................		10

4.	REPRESENTATIONS AND WARRANTIES..............................................................................................		12
	4.1	Title; No Other Liens......................................................................................................................	12
	4.2	Perfected First Priority Liens..........................................................................................................	12
	4.3	Jurisdiction of Organizations; Chief Executive Office...................................................................	12
	4.4	Inventory and Equipment...............................................................................................................	13
	4.5	Farm Products.................................................................................................................................	13
	4.6	Investment Property........................................................................................................................	13
	4.7	Reserved.........................................................................................................................................	13
	4.8	Reserved.........................................................................................................................................	13
	4.9	Intellectual Property........................................................................................................................	13
	4.10	Commercial Tort Claims.................................................................................................................	14

5.	COVENANTS..............................................................................................................................................		14
	5.1	Delivery of Instruments, Certificated Securities and Chattel Paper...............................................	14
	5.2	Reserved.........................................................................................................................................	14
	5.3	Reserved.........................................................................................................................................	15
	5.4	Maintenance of Perfected Security Interest; Further Documentation............................................	15
	5.5	Changes in Name, etc. ...................................................................................................................	15
	5.6	Notices............................................................................................................................................	15
	5.7	Investment Property........................................................................................................................	16
	5.8	Reserved.........................................................................................................................................	16
	5.9	Intellectual Property........................................................................................................................	16
	5.10	Commercial Tort Claims.................................................................................................................	18
	5.11	Further Actions of Grantors............................................................................................................	18
	5.12	Compliance with Credit Agreement...............................................................................................	18

6.	REMEDIAL PROVISIONS.........................................................................................................................		19
	6.1	Certain Matters Relating to Receivables........................................................................................	19
	6.2	Communications with Obligors; Grantors Remain Liable.............................................................	19
	6.3	Pledged Stock.................................................................................................................................	20
	6.4	Proceeds to be Turned Over to Administrative Agent....................................................................	21
	6.5	Application of Proceeds..................................................................................................................	21
	6.6	Code and Other Remedies..............................................................................................................	22
	6.7	Registration Rights.........................................................................................................................	22
	6.8	Subordination..................................................................................................................................	23
	6.9	Deficiency.......................................................................................................................................	23

7.	THE ADMINISTRATIVE AGENT..............................................................................................................		23
	7.1	Administrative Agent's Appointment as Attorney-in-Fact, etc. .....................................................	23
	7.2	Duty of Administrative Agent.........................................................................................................	25
	7.3	Execution of Financing Statements................................................................................................	25
	7.4	Authority of Administrative Agent.................................................................................................	26

8.	MISCELLANEOUS.....................................................................................................................................		26
	8.1	Amendments in Writing..................................................................................................................	26
	8.2	Notices............................................................................................................................................	26
	8.3	No Waiver by Course of Conduct; Cumulative Remedies.............................................................	26
	8.4	Enforcement Expenses; Indemnification	27
	8.5	Successors and Assigns...................................................................................................................	27
	8.6	Set-Off............................................................................................................................................	27
	8.7	Counterparts....................................................................................................................................	27
	8.8	Severability.....................................................................................................................................	27
	8.9	Section Headings............................................................................................................................	28
	8.10	Integration.......................................................................................................................................	28
	8.11	Governing Law...............................................................................................................................	28
	8.12	Submission to Jurisdiction; Waivers...............................................................................................	28
	8.13	Acknowledgment............................................................................................................................	28
	8.14	Additional Grantors........................................................................................................................	29
	8.15	Releases..........................................................................................................................................	29
	8.16	Reserved.........................................................................................................................................	30
	8.17	No Novation....................................................................................................................................	30

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SCHEDULES

Schedule 1	Notice Addresses of Guarantors

Schedule 2	Investment Property

Schedule 3	Perfection Matters

Schedule 4	Jurisdictions of Organization and Chief Executive Offices

Schedule 5	Inventory and Equipment Locations

Schedule 6	Intellectual Property

iii

SECOND AMENDED AND RESTATED
GUARANTEE AND COLLATERAL AGREEMENT
SECOND AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT, dated as of November 19, 2013, made by TRIUMPH GROUP, INC. ("TGI") and each of its Subsidiaries which are signatories hereto (TGI and such signatories, together with any other entity that may become a party hereto as provided herein, the "Grantors"), in favor of PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent and Collateral Agent for the banks and other financial institutions or entities (the "Lenders") from time to time parties to the Third Amended and Restated Credit Agreement, dated as of November 19, 2013 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among TGI and the other borrowers now or hereafter a party thereto (collectively, the "Borrowers"), the Lenders, the guarantors now or hereafter a party thereto and the Administrative Agent and as Collateral Agent for the Lenders, and as Collateral Agent for Brown Brothers Harriman & Co. ("BBH") pursuant to an Amended and Restated Collateral Agency Agreement dated as of April 5, 2011 between the Agent, BBH, and the Grantors. PNC Bank, National Association, acting in the capacity as Administrative Agent and/or Collateral Agent shall be referred to herein as the "Administrative Agent".
WITNESSETH:
WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;
WHEREAS, the Borrowers are each a member of an affiliated group of companies that includes each other Grantor;
WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrowers to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;
WHEREAS, the Borrowers and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement;
WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrowers under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Secured Parties; and
WHEREAS, TGI is obligated to BBH pursuant to the IDB Guaranty which provides, in part, that if TGI or its Subsidiaries grants a lien on any of their assets to secure obligations under the Credit Agreement, then such grantor shall grant a pari passu lien on such assets to BBH to secure the Specified IDB Obligations.
NOW, THEREFORE, in consideration of the premises and to induce the Administrative

Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:
1.DEFINED TERMS
1.1Definitions.
(a)Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the Pennsylvania UCC: Accessions, Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Documents, Electronic Chattel Paper, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights and Supporting Obligations.
(b)The following terms shall have the following meanings:
"Administrative Agent": as defined in the introductory paragraph.
"Agreement": this Second Amended and Restated Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.
"BBH": Brown Brothers Harriman & Co.
"Borrower Obligations": the collective reference to (i) the unpaid principal of and interest on the Loans made to any Borrower and all other obligations and liabilities of any Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender (or, in the case of any Bank-Provided Hedge, any Bank-Provided Foreign Currency Hedge or any Other Bank Provided Financial Service Product, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Bank-Provided Hedge, any Bank-Provided Foreign Currency Hedge or any Other Bank Provided Financial Service Product or any other document made, delivered or given by any Borrower in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrowers pursuant to the terms of any of the foregoing agreements); and (ii) the Specified IDB Obligations.
"Borrowers": as defined in the introductory paragraph.
"Cash Collateralized" or "Cash Collateralization": with respect to Letters of Credit, means that such Letters of Credit have been cash collateralized or supported by one or more backstop letters of credit from an issuer, in an amount and in a form reasonably satisfactory to the Issuing Bank.
"Collateral": as defined in Section 3.
"Collateral Account": any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4.
"Contingent Borrower Obligations": contingent indemnification obligations for which no claims have been asserted and obligations in respect of Letters of Credit that are Cash Collateralized.
"Copyrights": (i) all copyrights and works of authorship arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 6), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.
"Credit Agreement": as defined in the introductory paragraph.
"Foreign Subsidiary": (a) any Subsidiary organized under the laws of any jurisdiction outside the United States of America and (b) any Subsidiary of a Subsidiary described in clause (a).
"Foreign Subsidiary Voting Stock": the voting Capital Stock of any Foreign Subsidiary.
"Grantors": as defined in the introductory paragraph.
"Guarantor Obligations": with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document, any Bank-Provided Hedge, any Bank-Provided Foreign Currency Hedge or any Other Bank Provided Financial Service Product to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).
"Guarantors": the entities designated as Guarantors on the signature pages hereto and each other entity that joins this Agreement as a Guarantor pursuant to Section 11. 20 [Joinder of Borrowers and Guarantors] of the Credit Agreement.
"Hedge and Financial Service Obligations": obligations in respect of Bank-Provided Hedges, any Bank-Provided Foreign Currency Hedge and Other Bank Provided Financial Service Products.

"IDB Guaranty" shall mean the Amended and Restated Guaranty And Suretyship Agreement, dated as of April 18, 2008, between TGI and BBH, as amended by an amendment thereto dated June 16, 2010, and as hereafter amended from time to time provided that the principal amount of indebtedness guaranteed thereunder shall not exceed, in the aggregate, $11,300,000.00.
"Indiana Bonds": City of Shelbyville, Indiana, Economic Development Revenue Bond (K‑T Corporation Project), Series 2005A, in the original aggregate principal amount of $500,000, and City of Shelbyville, Indiana, Economic Development Revenue Bond (K‑T Corporation Project), Series 2005B, in the original aggregate principal amount of $6,300,000, issued in each case pursuant to the Indiana Financing Agreement.
"Indiana Borrower": The Triumph Group Operations, Inc., a Delaware corporation, as the borrower under the Indiana Financing Agreement.
"Indiana Financing Agreement": the Financing Agreement dated November 29, 2005, among the City of Shelbyville, Indiana, the Indiana Borrower and BBH, as amended by separate amendments dated April 22, 2008, and June 16, 2010, and as may be further amended from time to time.
"Intellectual Property": the collective reference to (a) all rights, priorities and privileges relating to intellectual property arising under United States laws, including, without limitation, the Copyrights, the Patents, the Trademarks, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom (to the extent such Copyrights, Patents, Trademarks and rights arise under United States law) (collectively, the "U.S. Intellectual Property") and (b) all rights, priorities and privileges relating to intellectual property arising under multinational or foreign laws or otherwise (other than under United States law), including without limitation, the Copyrights, the Patents, the Trademarks, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom, other than those described in clause (a) above (collectively, the "Foreign Intellectual Property").
"Intercompany Note": any promissory note evidencing loans made by any Grantor to any Borrower or any Subsidiary of any Borrower.
"Investment Property": the collective reference to (i) all "investment property" as such term is defined in Section 9-102(a)(49) of the Pennsylvania UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of "Pledged Stock") owned by a Grantor and (ii) whether or not constituting "investment property" as so defined, all Pledged Notes and all Pledged Stock.
"Issuers": the collective reference to each issuer of any Investment Property.
"Lenders": as defined in the introductory paragraph.
"Obligations": (i) in the case of the Borrowers, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

"Patents": (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 6, (ii) all applications for letters patent of the United States or any other country and, including those listed on Schedule 6, and (iii) all reissues and extensions thereof, all goodwill associated therewith, all divisions, continuations and continuations-in-part of the foregoing.
"Pennsylvania Bond": Montgomery County Industrial Development Authority Economic Development Revenue Bond (Triumph Controls, LLC Project), Series 2008, in the aggregate principal amount of $5,000,000, issued pursuant to the Pennsylvania Financing Agreement.
"Pennsylvania Borrower": Triumph Controls, LLC, a Delaware limited liability company, as the borrower under the Pennsylvania Financing Agreement.
"Pennsylvania Financing Agreement": the Financing Agreement dated April 18, 2008, among the Montgomery County Industrial Development Authority, the Pennsylvania Borrower and BBH, as amended by a separate amendment dated June 16, 2010, and as may be further amended from time to time.
"Pennsylvania UCC": the Uniform Commercial Code as from time to time in effect in the Commonwealth of Pennsylvania.
"Pledged Notes": all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).
"Pledged Stock": the shares of Capital Stock directly owned by each Grantor, including the shares of Capital Stock listed on Schedule 2, together with any shares of Capital Stock owned directly in the future by any Grantor and any certificates representing such shares of Capital Stock; provided that Pledged Stock shall not include (i) more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary or more than 65% of any interest in a U.S.-Owned DRE, (ii) the Capital Stock of Triumph Receivables, LLC, or (iii) any Capital Stock in Triumph Group Charitable Foundation.
"Proceeds": all "proceeds" as such term is defined in Section 9-102(a)(64) of the Pennsylvania UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.
"Receivable": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).
"Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Official Body, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
"Secured Parties": the collective reference to the Administrative Agent, the Lenders and any affiliate of any Lender, and BBH to which Borrower Obligations or Guarantor Obligations, as applicable, are owed.
"Securities Act": the Securities Act of 1933, as amended.
"Specified IDB Obligations": the collective reference to: (i) the Indebtedness of the Indiana Borrower to BBH with respect to the Indiana Bonds, including, without limitation, all principal, accrued and unpaid interest and all other costs and expenses, advances, breakage or other prepayment costs, and all other liabilities or obligations, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with the Indiana Bonds, the Indiana Financing Agreement and each Borrower Financing Document (as defined in the Indiana Financing Agreement); (ii) the Indebtedness of the Pennsylvania Borrower to BBH with respect to the Pennsylvania Bonds, including, without limitation, all principal, accrued and unpaid interest and all other costs and expenses, advances, breakage or other prepayment costs, and all other liabilities or obligations, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under out of, or in connection with the Pennsylvania Bonds, the Pennsylvania Financing Agreement and each Borrower Financing Document (as defined in the Pennsylvania Financing Agreement); and (iii) the Indebtedness of TGI arising pursuant to the IDB Guaranty, provided that the aggregate principal amount of the Specified IDB Obligations shall not exceed $11,300,000.00.
"TGI": as defined in the introductory paragraph.
"Trademarks": (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, trade dress, domain names, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) the right to obtain all renewals thereof.
"Vehicles": all aircraft, aircraft engines and other parts or components (but only to the extent that such aircraft, aircraft engines and other parts or components (i) constitute Equipment of the relevant Grantor (ii) do not constitute Inventory of the relevant Grantor and otherwise are not held for sale in the ordinary course of business and (iii) are covered by a certificate of title under federal law), boats, cars, trucks, trailers, construction and earth moving equipment covered by a certificate of title law of any state or a comparable federal law and all tires and other appurtenances to any of the foregoing.

1.2Other Definitional Provisions.

(a)The words "hereof", "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b)The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

2.GUARANTEE

2.1Guarantee.

(a)Each of the Guarantors and Borrowers (subject to, in the case of Foreign Borrowers, the limitations set forth in Section 11.20(iii) of the Credit Agreement) hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations except to the extent such Borrower Obligations constitute Excluded Hedge Liabilities to such Guarantor or Borrower.

(b)Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c)Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

(d)The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by Payment In Full, notwithstanding that from time to time during the term of the Credit Agreement the Borrowers may be free from any Borrower Obligations.

(e)No payment made by the Borrowers, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrowers, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are Paid In Full.

2.2Right of Contribution.

Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Secured Parties, and each Guarantor shall remain liable to the Administrative Agent and the Secured Parties for the full amount guaranteed by such Guarantor hereunder.
2.3No Subrogation.

Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Secured Party, no Guarantor shall be entitled to be subrogated in whole or in part to any of the rights or claims of the Administrative Agent or any Secured Party against the Borrowers or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Secured Party for the payment of the Borrower Obligations or any portion thereof, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrowers or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Secured Parties by the Borrowers on account of the Borrower Obligations are Paid In Full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been Paid In Full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (with any necessary endorsement or assignment), to be applied against the Borrower Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.
2.4Amendments, etc. with respect to the Borrower Obligations.

Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, (a) any demand for payment of any of the Borrower Obligations made by the Administrative Agent or any Secured Party may be rescinded by the Administrative Agent or such Secured Party and any of the Borrower Obligations continued, (b) the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Secured Party, (c) the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, from time to time, and (d) any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Secured Party shall have any obligation to protect, secure, perfect or insure any Lien (or any property subject thereto) at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2.

2.5Guarantee Absolute and Unconditional.

Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrowers and any of the Guarantors, on the one hand, and the Administrative Agent and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrowers or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrowers or any other Person against the Administrative Agent or any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrowers or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrowers for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrowers, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrowers, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrowers, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.
2.6Reinstatement.

The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrowers or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrowers or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
2.7Payments.

Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars in immediately available funds at the office of the Administrative Agent located at 249 Fifth Avenue, Pittsburgh, PA 15222.
3.GRANT OF SECURITY INTEREST
Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations except to the extent such Obligations constitute Excluded Hedge Liabilities to such Grantor:
(a)all Accounts;

(b)all Chattel Paper (including, without limitation, Electronic Chattel Paper);

(c)all Contracts;

(d)all Documents (other than title documents with respect to Vehicles);

(e)all Equipment;

(f)all Fixtures and other Goods;

(g)all General Intangibles including Payment Intangibles and Software;

(h)all Instruments;

(i)all U.S. Intellectual Property, all U.S. Intellectual Property agreements, and all Foreign Intellectual Property for which filings or other actions outside the United States are not required for perfection of the security interest granted herein;

(j)all Inventory;

(k)all Investment Property;

(l)all Letter-of-Credit Rights;

(m)all Commercial Tort Claims described on Schedule 7;

(n)all other personal property not otherwise described above (except for any property specifically excluded from any clause in this section above, and any property specifically excluded from any defined term used in any clause of this section above);

(o)all books and records pertaining to the Collateral; and

(p)to the extent not otherwise included, all Proceeds, Supporting Obligations and products of and Accessions to any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing; provided, however, that notwithstanding any of the other provisions set forth in this Section 3, this Agreement shall not constitute a grant of a security interest in (i) any property to the extent that such grant of a security interest is prohibited by any Requirements of Law of an Official Body, requires a consent not obtained of any Official Body pursuant to such Requirement of Law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or evidencing or creating any purchase money lien or capital lease obligation regarding such property permitted by the Credit Agreement or, in the case of any Investment Property, Pledged Stock or Pledged Notes (other than any of the foregoing issued by a Grantor), any applicable shareholder or similar agreement, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law, (ii) Vehicles, (iii) any leasehold interest in real property, (iv) cash, deposit accounts, securities accounts and other similar accounts (excluding in all cases accounts receivable), (v) any items specifically excluded from the definition of Pledged Stock, (vi) any property or assets if the Administrative Agent shall determine in its sole discretion that the cost to the Borrowers or the Guarantors of creating or perfecting such security interests in such property or assets in favor of the Administrative Agent for the benefit of the Secured Parties is excessive in relation to the benefits to be obtained therefrom by the Secured Parties and (vii) any property specifically excluded from any clause in this section above, and any property specifically excluded from any defined term used in any clause of this section above.

4.REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each Lender that:
4.1Title; No Other Liens.

Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement or any other Loan Document and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses in the ordinary course of business to third parties to use Intellectual Property owned or developed by a Grantor. For purposes of this Agreement and the other Loan Documents, such licensing activity shall not constitute a "Lien" on such Intellectual Property. Each of the Administrative Agent and each Lender understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Administrative Agent to utilize, sell, lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.
4.2Perfected First Priority Liens.

The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral existing on the date hereof (or, as applicable, each other date that the representation in this Section 4.2 is made) in which a security interest may be perfected by the filings and other actions described on Schedule 3, in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor's Obligations, enforceable in accordance with the terms hereof and (b) either (i) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted by the Credit Agreement or (ii) are Purchase Money Security Interests whether or not having priority over the Liens on the Collateral by operation of law.
4.3Jurisdiction of Organization; Chief Executive Office.

On the date hereof, such Grantor's jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor's chief executive office or sole place of business, as the case may be, are specified on Schedule 4. Such Grantor has furnished to the Administrative Agent a certified charter, certificate of incorporation or other organization document and long-form good standing certificate as of a date which is recent to the date hereof (in each case to the extent officials in the jurisdiction of organization provide such certified documents or certificates).

4.4Inventory and Equipment.

On the date hereof, the Inventory and the Equipment held by any Grantor having an aggregate book value at any one location in excess of $10,000,000 (other than mobile goods or any other Inventory or Equipment in transit) are kept at the locations listed on Schedule 5.
4.5Farm Products.

None of the Collateral constitutes, or is the Proceeds of, Farm Products.
4.6Investment Property.

(a)The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer of such Pledged Stock owned by such Grantor; provided, with respect to Foreign Subsidiary Voting Stock, if a Grantor owns more than 65% of the outstanding Foreign Subsidiary Voting Stock of any relevant Issuer, the shares of Pledged Stock pledged by such Grantor hereunder shall constitute 65% of the outstanding Foreign Subsidiary Voting Stock of such relevant Issuer.

(b)All the shares of the Pledged Stock (solely with respect to Pledged Stock issued by a person that is not a Subsidiary of any Borrower or an Affiliate of any such Subsidiary, to the best of each Grantor's knowledge) have been duly and validly issued and are fully paid and nonassessable (other than Pledged Stock in limited liability companies and partnerships).

(c)Each of the Pledged Notes (solely with respect to Pledged Notes issued by a person that is not a Subsidiary of any Borrower or an Affiliate of any such Subsidiary, to the best of each Grantor's knowledge) constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
(d)Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement, non-consensual Liens arising by operation of law which are Permitted Liens.

4.7Reserved.

4.8Reserved.

4.9Intellectual Property.

(a)Schedule 6 lists all U.S. Intellectual Property applications and registrations owned by such Grantor in its own name on the date hereof and all agreements by which Grantor is the exclusive licensee of any U.S. Intellectual Property applications and registrations of a third party.

(b)On the date hereof, all material U.S. Intellectual Property owned by Grantor is valid, subsisting, unexpired and enforceable, and has not been abandoned. The conduct of such Grantor's business does not infringe or violate the Intellectual Property of any other Person and is not being infringed on or violated by any other Person, except as would not reasonably be expected to result in a Material Adverse Change.

(c)Each Grantor owns, licenses or otherwise has the right to use all Intellectual Property that is material to its business as currently conducted, free of all Liens, except as would not reasonably be expected to result in a Material Adverse Change.

(d)No holding, decision or judgment has been rendered by any Official Body against such Grantor's Intellectual Property restricting the use of such Intellectual Property by Grantor or that would impair the validity, ownership or enforceability of such Intellectual Property in any respect that could reasonably be expected to result in a Material Adverse Change.

(e)No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof seeking to limit, cancel or question the validity, enforceability or use of any Intellectual Property that is material to its business as currently conducted or such Grantor's ownership interest therein, which, if adversely determined, would result in a Material Adverse Change on the value of such Intellectual Property.

4.10Commercial Tort Claims.

On the date hereof, except to the extent listed on Schedule 7, no Grantor has rights in any Commercial Tort Claim filed with any Official Body which could reasonably be expected to result in an award of damages in excess of $1,000,000.
5.COVENANTS
Each Grantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until such time as the Loans and the other Obligations (other than Hedge and Financial Service Obligations and Contingent Borrower Obligations) shall have been Paid In Full:
5.1Delivery of Instruments, Certificated Securities and Chattel Paper.
If any amount payable to a Grantor under or in connection with any of the Collateral shall be or become evidenced by any Instrument (other than with respect to checks to be deposited), Certificated Security or Chattel Paper, in each case evidencing an amount in excess of $1,000,000, such Grantor shall promptly notify the Administrative Agent thereof and thereafter, at the request of the Administrative Agent, deliver such Instrument, Certificated Security or Chattel Paper (other than electronic chattel paper) to the Administrative Agent, duly indorsed in a manner reasonably satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement and, shall take such other actions as the Administrative Agent may request in accordance with Section 5.11 hereof.
5.2Reserved.

5.3Reserved.

5.4Maintenance of Perfected Security Interest; Further Documentation.

(a)Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Loan Documents to dispose of the Collateral, and other than claims and demands permitted under any Loan Document (including Section 4.2).

(b)Such Grantor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other documents in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

(c)At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Letter-of-Credit Rights and any other relevant property constituting Collateral, taking any actions necessary to enable the Administrative Agent to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

5.5Changes in Name, etc.

Such Grantor will not, except upon (a) 10 Business Days' prior written notice of such change to the Administrative Agent and (b) delivery to the Administrative Agent of all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein, (i) change its jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to in Section 4.3 or (ii) change its legal name to the extent that any financing statement filed in connection with this Agreement would become misleading.
5.6Notices.

Such Grantor will advise the Administrative Agent and each Secured Party promptly upon a responsible officer having actual knowledge thereof, in reasonable detail, of:
(a)any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

(b)the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.
5.7Investment Property.
(a)If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization, or in connection with a partial or total liquidation or dissolution) in respect of the Capital Stock, or option or right to receive the same that constitutes, or would constitute upon receipt, Pledged Stock, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof as additional collateral security for the Obligations.
(b)Without the prior written consent of the Administrative Agent, such Grantor will not, except as permitted under the Credit Agreement (i) vote to enable, or take any other action to permit, any Issuer to issue any Capital Stock of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Capital Stock of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property, (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property, or any interest therein, or (iv) enter into any agreement or undertaking after the date hereof restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Investment Property.
(c)In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.7(a) with respect to the Investment Property issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Investment Property issued by it.
5.8Reserved.
5.9Intellectual Property.
(a)Such Grantor (either itself or through licensees) will, for each material U.S. and foreign Trademark necessary to the normal conduct of such Grantor's business (i) maintain such Trademark in full force free from any adjudication of abandonment for non-use, (ii) use such

Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, and (iii) not do any act or knowingly omit to do any act whereby such Trademark is reasonably likely to become invalidated or impaired in any way.
(b)Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material U.S. and foreign Patent necessary to the normal conduct of such Grantor's business may become prematurely forfeited, abandoned or dedicated to the public.
(c)Such Grantor (either itself or through licensees) will not, and will use its commercially reasonable efforts to cause its licensees not to, do any act or knowingly omit to do any act whereby any material portion of the U.S. and foreign Copyrights necessary to the normal conduct of such Grantor's business may become invalidated, impaired, or fall into the public domain.\
(d)Such Grantor (either itself or through licensees) will not knowingly do any act or omit to do any act that uses any material Intellectual Property to infringe the intellectual property rights of any other Person.
(e)Such Grantor will notify the Administrative Agent promptly upon becoming aware that any application or registration relating to any U.S. Intellectual Property material to the normal conduct of such Grantor's business may imminently become forfeited, abandoned or dedicated to the public, or of any materially adverse determination (including, without limitation, any determination in any proceeding in the United States Patent and Trademark Office or the United States Copyright Office) regarding such Grantor's ownership of, or the validity, enforceability or use of, any Intellectual Property material to the normal conduct of such Grantor's Business or such Grantor's right to register the same or to own and maintain the same.
(f)Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall acquire, or file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office or the United States Copyright Office, such Grantor shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such acquisition or filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent's security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby constituting Collateral pursuant to the terms of this Agreement.
(g)Such Grantor will take all reasonable steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Intellectual Property material to the normal conduct of such Grantor's business, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.
(h)In the event that any material U.S. Intellectual Property is infringed or violated by a third party, and such Grantor has knowledge of such infringement or violation, such Grantor shall exercise reasonable business judgment and (i) when applicable and necessary in such Grantor's reasonable judgment, take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, and the infringement or violation is material, promptly notify the Administrative Agent after it learns thereof and if such Grantor deems it necessary in its reasonable business judgment, promptly sue for infringement, misappropriation or dilution, seek injunctive relief where appropriate and recover any and all damages for such infringement or violation.

5.10Commercial Tort Claims.

Such Grantor shall promptly, and in any event within ten Business Days after any interest in the same is obtained by it, (a) notify the Administrative Agent of any Commercial Tort Claim obtained by it which could reasonably be expected to result in an award of damages in excess of $1,000,000 and (b) (i) grant to the Administrative Agent in writing a security interest in any such Commercial Tort Claim and the proceeds thereof, all in form and substance reasonably satisfactory to the Administrative Agent, (ii) supplement Schedule 7 hereto, (iii) amend, update or file any existing or additional financing statements and take all such other actions as are required to perfect the Administrative Agent's security interest in such Commercial Tort Claims.
5.11Further Actions of Grantors.

Each Grantor shall, from time to time, at its own expense, execute such documents and certificates, file such financing statements, and do such other acts and things as the Administrative Agent in its reasonable discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted herein, with the priority contemplated hereby, and the rights of the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to the Collateral.
5.12Compliance with Credit Agreement.

Each Grantor agrees that until such time as the Loans and the other Obligations (other than Hedge and Financial Service Obligations and Contingent Borrower Obligations) shall have been Paid In Full, the Letters of Credit have expired or have been Cash Collateralized and the Commitments shall have terminated, it shall comply at all times with the affirmative and negative covenants (the "Incorporated Covenants") set forth in Article 8 of the Credit Agreement (i) as if each of the Incorporated Covenants was set forth in full in this Agreement and (ii) regardless of any waivers of or amendments to any of the Incorporated Covenants, except such waivers and amendments as are agreed to in writing by the Required Banks (or such other number of Banks and/or other parties required pursuant to the Credit Agreement to approve any such waiver or amendment). The definitions set forth in the Credit Agreement shall apply mutatis mutandis in construing the meanings of the Incorporated Covenants.

6.REMEDIAL PROVISIONS

6.1Certain Matters Relating to Receivables.

(a)If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith deposited by such Grantor in the same form received, duly indorsed by such Grantor to the Administrative Agent if reasonably required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(b)At any time during the continuance of an Event of Default, at the Administrative Agent's request, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

6.2Communications with Obligors; Grantors Remain Liable.

(a)The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to the Administrative Agent's satisfaction the existence, amount and terms of any Receivables.

(b)Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.

(c)Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating thereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3Pledged Stock.

(a)Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent's intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate or other organizational rights inuring to the owner of the Investment Property; provided, however, that no vote shall be cast or other right exercised which would materially and adversely impair the Collateral (other than in connection with a transaction permitted under the Credit Agreement or other Loan Documents) or which would be inconsistent with or result in any violation of any provision of the Credit Agreement or the other Loan Documents.

(b)If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in accordance with the Credit Agreement and (ii) any or all of the Investment Property shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to comply with any instruction received by it from the Administrative Agent in writing (including with respect to the payment of dividends or other payments with respect to the Investment Property) that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying; provided the Administrative Agent agrees not to give any such instruction referenced in this clause (c) unless an Event of Default shall be continuing.

6.4Proceeds to be Turned Over To Administrative Agent.

In addition to the rights of the Administrative Agent and the Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the same form received by such Grantor (duly indorsed by such Grantor as reasonably requested by the Administrative Agent). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5. Except with respect to cash collateral held for Letters of Credit and Hedge and Financial Service Obligations (provided that such cash collateral was provided by the Borrowers for a reason other than an Event of Default by the Borrowers), at any time that no Event of Default shall be continuing, the Grantors may request that, and promptly upon receipt of such notice, the Administrative Agent shall direct that, the proceeds being held in any Collateral Account (or by such Grantor in trust for the Administrative Agent) be released therefrom and redirected to Borrowers or the other Grantors, as applicable.
6.5Application of Proceeds.

During the continuance of an Event of Default, the Administrative Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the following order:
First, to pay incurred and unpaid fees and expenses of the Administrative Agent under the Loan Documents;
Second, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties;
Third, to the Administrative Agent, for application by it towards prepayment of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then held by the Secured Parties; and
Fourth, any balance remaining after the Obligations shall have been Paid In Full shall be paid over to the Borrowers or to whomsoever may be lawfully entitled to receive the same.

6.6Code and Other Remedies.

If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Pennsylvania UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Secured Parties hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, as set forth in Section 6.5 above, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the Pennsylvania UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
6.7Registration Rights.

(a)Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(b)Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

6.8Subordination.
Each Grantor hereby agrees that, upon the occurrence and during the continuance of an Event of Default, unless otherwise agreed by the Administrative Agent, all Indebtedness owing by it to any Subsidiary of the Borrowers shall be fully subordinated to the Payment In Full in cash of such Grantor's Obligations.
6.9Deficiency.
Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.
7.THE ADMINISTRATIVE AGENT

7.1Administrative Agent's Appointment as Attorney-in-Fact, etc.

(a)Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:
(i)in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

(ii)in the case of any Intellectual Property owned by the Grantors, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent's and the Secured Parties' security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)execute, in connection with any sale provided for in Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral necessary or appropriate to evidence such sale; and

(v)(1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the Secured Parties' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

(b)If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due Loans bearing interest under the Base Rate Option under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

(d)Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2Duty of Administrative Agent.

The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Pennsylvania UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Secured Parties hereunder are solely to protect the Administrative Agent's and the Secured Parties' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Secured Party to exercise any such powers. The Administrative Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.
7.3Execution of Financing Statements.

Pursuant to any applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. Each Grantor authorizes the Administrative Agent to use the collateral description "all personal property" in any such financing statements. Each Grantor hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement with respect to the Collateral made prior to the date hereof.
7.4Authority of Administrative Agent.

Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
8.MISCELLANEOUS

8.1Amendments in Writing.

None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.1 [Modifications, Amendments or Waivers] of the Credit Agreement.
8.2Notices.

All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 11.6 [Notices] of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.
8.3No Waiver by Course of Conduct; Cumulative Remedies.

Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4Enforcement Expenses; Indemnification.

Each Grantor shall comply with Section 10.5 [Reimbursement and Indemnification of Administrative Agent by the Borrowers] and Section 11.3 [Reimbursement and Indemnification of Banks by the Borrowers; Taxes] of the Credit Agreement with regard to the costs and expenses incurred in connection with the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement. The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.
8.5Successors and Assigns.

This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.
8.6Set-Off.

In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without notice to any Grantor, any such notice being expressly waived by each Grantor to the extent permitted by applicable law, upon any Obligations becoming due and payable by any Grantor (whether at the stated maturity, by acceleration or otherwise), to apply to the payment of such Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender, any affiliate thereof or any of their respective branches or agencies to or for the credit or the account of such Grantor. Each Lender agrees promptly to notify the relevant Grantor and the Administrative Agent after any such application made by such Lender, provided that the failure to give such notice shall not affect the validity of such application.
8.7Counterparts.

This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by email or telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
8.8Severability.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9Section Headings.

The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
8.10Integration.

This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.
8.11GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA.
8.12Submission To Jurisdiction; Waivers.

EACH GRANTOR HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE COURT OF COMMON PLEAS OF CHESTER COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF PENNSYLVANIA, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO THE GRANTORS AT THE ADDRESSES PROVIDED FOR IN SECTION 11.6 OF THE CREDIT AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. EACH GRANTOR WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. EACH GRANTOR, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE CREDIT AGREEMENT, THE COLLATERAL OR ANY OTHER LOAN DOCUMENT TO THE FULL EXTENT PERMITTED BY LAW.
8.13Acknowledgements.

Each Grantor hereby acknowledges that:
(a)it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;
(b)neither the Administrative Agent nor any Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(c)no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.
8.14Additional Grantors.
Each Subsidiary of each of the Borrowers or Guarantor that is required to become a party to this Agreement pursuant to Section 11.20 [Joinder of Borrowers and Guarantors] of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary Borrower or Guarantor of a Borrower Joinder or Guarantor Joinder, as the case may be, in the form attached to the Credit Agreement as Exhibit 11.20(A) [Borrower Joinder] or Exhibit 11.20(B) [Guarantor Joinder].
8.15Releases.
(a)At such time as the Loans and the other Obligations (other than Hedge and Financial Service Obligations and Contingent Borrower Obligations) shall have been Paid In Full, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral described herein shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.
(b)If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then such Collateral shall automatically be released from the Liens created hereby, all without delivery of any instrument or performance of any act by any party. At the reasonable request and sole expense of such Grantor, the Administrative Agent shall execute and deliver to such Grantor all reasonable releases or other documents reasonably necessary or desirable to evidence such release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrowers, a Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Guarantor shall be sold, transferred or otherwise disposed of or such Grantor is otherwise no longer required to be a Guarantor pursuant to the Credit Agreement, in each case, in a transaction or other circumstance permitted by the Credit Agreement; provided that the Borrowers shall have delivered to the Administrative Agent a written notice identifying the relevant Guarantor and the terms of the sale or other disposition giving rise to such release in reasonable detail, together with a certification by the Borrowers stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

8.16Reserved.
8.17No Novation.

THIS SECOND AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT REPLACES THE AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT DATED AS OF APRIL 5, 2011, MADE BY THE GRANTORS IN FAVOR OF THE LENDERS (THE "PRIOR GUARANTEE"). THIS SECOND AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT IS NOT INTENDED TO CONSTITUTE, AND DOES NOT CONSTITUTE A NOVATION OR SATISFACTION OF THE OBLIGATIONS REPRESENTED BY THE PRIOR GUARANTEE.
[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE - SECOND AMENDED AND RESTATED
GUARANTEE AND COLLATERAL AGREEMENT]

IN WITNESS WHEREOF, each of the undersigned has caused this Amended and Restated Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.
GRANTOR:

TRIUMPH GROUP, INC.

By:     _____________________________
Name:    M. David Kornblatt
Title:    Executive Vice President & CFO

[SIGNATURE PAGE - SECOND AMENDED AND RESTATED
GUARANTEE AND COLLATERAL AGREEMENT]

GUARANTORS AND GRANTORS:

NU-TECH BRANDS, INC.
TRIUMPH BRANDS, INC.
TRIUMPH GROUP ACQUISITION CORP.

By:     __________________________________________________
Name:    M. David Kornblatt
Title: Vice President and Treasurer of each of the above named companies

[SIGNATURE PAGE - SECOND AMENDED AND RESTATED
GUARANTEE AND COLLATERAL AGREEMENT]

GUARANTORS AND GRANTORS(Continued):

TRIUMPH STRUCTURES - EAST TEXAS, INC.
TRIUMPH INTEGRATED AIRCRAFT INTERIORS, INC.**
TRIUMPH INSULATION SYSTEMS, LLC
TRIUMPH STRUCTURES - LONG ISLAND, LLC
TRIUMPH INVESTMENT HOLDINGS, INC.
TRIUMPH AEROSPACE SYSTEMS - NEWPORT NEWS, INC.
TRIUMPH ACCESSORY SERVICES - GRAND PRAIRIE, INC.
TRIUMPH FABRICATIONS - FORT WORTH, INC.
TRIUMPH FABRICATIONS - HOT SPRINGS, LLC
TRIUMPH PROCESSING, INC.
TRIUMPH ACTUATION SYSTEMS - VALENCIA, INC.
TRIUMPH ACTUATION SYSTEMS, LLC
TRIUMPH ACTUATION SYSTEMS - CONNECTICUT, LLC
HT PARTS, L.L.C.
TRIUMPH STRUCTURES - KANSAS CITY, INC.
THE TRIUMPH GROUP OPERATIONS, INC.
TRIUMPH AEROSPACE SYSTEMS GROUP, LLC
TRIUMPH AFTERMARKET SERVICES GROUP, LLC
TRIUMPH AIRBORNE STRUCTURES, LLC
TRIUMPH AVIATIONS INC.
TRIUMPH FABRICATIONS - SAN DIEGO, INC.
TRIUMPH COMPOSITE SYSTEMS, INC.
TRIUMPH CONTROLS, LLC
TRIUMPH ENGINEERED SOLUTIONS, INC.
TRIUMPH ENGINEERING SERVICES, INC.
TRIUMPH GEAR SYSTEMS, INC.
TRIUMPH GEAR SYSTEMS - Macomb, INC.
TRIUMPH GROUP ACQUISITION HOLDINGS, INC.
TRIUMPH STRUCTURES - LOS ANGELES, INC.
TRIUMPH THERMAL SYSTEMS, LLC
TRIUMPH TURBINE SERVICES, INC.
TRIUMPH STRUCTURES - WICHITA, INC.
TRIUMPH INTERIORS, LLC
TRIUMPH FABRICATIONS - ST. LOUIS, INC.
VAC INDUSTRIES, INC.
TRIUMPH STRUCTURES - EVERETT, INC.
TRIUMPH AEROSTRUCTURES, LLC
TRIUMPH AEROSTRUCTURES HOLDINGS, LLC
TRIUMPH PROCESSING - EMBEE DIVIDION, INC.
TRIUMPH AEROSTRUCTURES REAL ESTATE INVESTMENT CO., LLC
TRIUMPH ENGINE CONTROL HOLDINGS, INC.
TRIUMPH ENGINE CONTROL SYSTEMS, LLC

By: _____________________________________________
Name: M. David Kornblatt

Title:	Vice President and Treasurer of each of the above named companies

**This entity is formerly known as Triumph Precision, Inc. This name change occurred 11/6/13

SCHEDULE 1

Notice Addresses of Guarantors

SCHEDULE 2

Description of Investment Property

Pledged Stock:

Issuer	Class of Stock	Stock Certificate No.	No. of Shares

Pledged Notes:

Issuer	Payee	Principal Amount

SCHEDULE 3

Filings and Other Actions
Required to Perfect Security Interests

Uniform Commercial Code Filings
[List each office where a financing statement is to be filed]

Patent and Trademark Filings
[List all filings]

Actions with Respect to Pledged Stock

Other Actions

[Describe other actions to be taken]

SCHEDULE 4

Location of Jurisdiction of Organization and Chief Executive Office

Grantor	Jurisdiction of Organization	Location of Chief Executive Office

SCHEDULE 5

Locations of Inventory and Equipment

Grantor	Locations

SCHEDULE 6

Copyrights

Patents

Trademarks

SCHEDULE 7

Commercial Tort Claims

Name of Grantor	Description of Claim	Parties	Case Number; Name of Court where Case was Filed

ACKNOWLEDGEMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Second Amended and Restated Guarantee and Collateral Agreement, dated as of November 19, 2013 (the "Agreement"), made by the Grantors parties thereto for the benefit of PNC Bank, National Association, as Administrative Agent. The undersigned agrees for the benefit of the Administrative Agent and the Secured Parties as follows:
1.The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.
2.The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.7(a) of the Agreement.
3.The terms of Sections 6.3(c) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 of the Agreement.

[SIGNATURE PAGE TO ACKNOWLEDGMENT
AND CONSENT TO GUARANTEE AND COLLATERAL AGREEMENT]

TRIUMPH AEROSPACE SYSTEMS GROUP - UK, LTD.

By:    ____________________________________________
Name: M. David Kornblatt
Title: Director

Address for Notices:
___________________________________________
____________________________________________________
____________________________________________________

Fax: ___________________

ACKNOWLEDGEMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Second Amended and Restated Guarantee and Collateral Agreement, dated as of November 19, 2013 (the "Agreement"), made by the Grantors parties thereto for the benefit of PNC Bank, National Association, as Administrative Agent. The undersigned agrees for the benefit of the Administrative Agent and the Secured Parties as follows:
1.The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.
2.The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.7(a) of the Agreement.
3.The terms of Sections 6.3(c) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 of the Agreement.

[SIGNATURE PAGE TO ACKNOWLEDGMENT
AND CONSENT TO GUARANTEE AND COLLATERAL AGREEMENT]

TRIUMPH AVIATION SERVICES ASIA, LTD.

By:    __________________________________________
Name: Richard C. Ill
Title: Director

Address for Notices:
__________________________________________________
__________________________________________________
___________________________________________________
Fax: ___________________

ACKNOWLEDGEMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Second Amended and Restated Guarantee and Collateral Agreement, dated as of November 19, 2013 (the "Agreement"), made by the Grantors parties thereto for the benefit of PNC Bank, National Association, as Administrative Agent. The undersigned agrees for the benefit of the Administrative Agent and the Secured Parties as follows:
1.The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.
2.The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.7(a) of the Agreement.
3.The terms of Sections 6.3(c) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 of the Agreement.

[SIGNATURE PAGE TO ACKNOWLEDGMENT
AND CONSENT TO GUARANTEE AND COLLATERAL AGREEMENT]

TRIUMPH CONTROLS - GERMANY GMBH

By:    _________________________________________
Name: Richard C. Ill
Title: Director

Address for Notices:
________________________________________
________________________________________
________________________________________

Fax: ___________________

ACKNOWLEDGEMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Second Amended and Restated Guarantee and Collateral Agreement, dated as of November 19, 2013 (the "Agreement"), made by the Grantors parties thereto for the benefit of PNC Bank, National Association, as Administrative Agent. The undersigned agrees for the benefit of the Administrative Agent and the Secured Parties as follows:
1.The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.
2.The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.7(a) of the Agreement.
3.The terms of Sections 6.3(c) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 of the Agreement.

[SIGNATURE PAGE TO ACKNOWLEDGMENT
AND CONSENT TO GUARANTEE AND COLLATERAL AGREEMENT]

TRIUMPH INSULATION SYSTEMS - GERMANY GMBH

By:    _______________________________________
Name: Richard C. Ill
Title: Director

Address for Notices:
______________________________________________
______________________________________________
______________________________________________

Fax: ___________________